UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

                                                      Nevada                                      000-33321                                    33-0967648
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(State or other jurisdiction          (Commission File Number)              (IRS Employer
                of incorporation)                                                                               Identification No.)

1369 Forest Park Cir. Suite #202, Lafayette, CO 80026
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 926-4415

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30th, 2007, Fellows Energy (the "Company") entered into an agreement to provide for  (1) the earn-in by Fellows on the Divide, Pinedale and Wilkens Ridge projects; (2) the hiring of Mark S. Dolar and Ken Allen into the management of Fellows and their appointment as directors of Fellows; and  (3) to provide for the potential growth of Fellows through a joint venture or other financing arrangement, or a potential business combination whereby Fellows would merge with a new company to be named Moose Mountain Energy, Inc., hereinafter referred to as “Newco” through a reverse merger with Newco, as described below.  It is expected that either Fellows or Newco would continue to conduct the business of Fellows and of Dolar and would raise capital through a joint venture, or other financing, or in connection with a merger with Newco to conclude the transactions described below and to acquire and/or develop the assets as described below.

1(a).  Earn-In and Acquisition Agreement relating to the Divide Field, Pinedale, and Wilkens Ridge projects

Fellows agreed to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the 23.73% undivided interest owned by Uton Divide, LLC in the Divide Field project, including the interests in the three existing wells on the project and the production and equipment and other assets related thereto, for a total cash consideration of $2,400,000.  The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows.  At the option of Dolar, up to 50.0% of the purchase price may be taken in stock of Newco (in the event Newco is involved in the transaction).   Closing shall occur on or before February 28, 2008, except as may be extended as provided below.

Upon completion of the acquisition of the interests of Dolar, Fellows or Newco will commit to fund Dolar’s portion of drilling and seismic budgets that are anticipated to be established for the second half of 2008, including $1,500,000 (being 23.73% of the total anticipated budget for the second half  of 2008).   Failure to fund such budget is governed by the provisions of Paragraph 4 below.

Newco shall also have the option to offer to purchase the remaining 73.27% interest in the play for $7,500,000 in the event Newco timely acquires the Uton Divide LLC interests.

1(b). Earn-In and Acquisition Agreement relating to the Pinedale Project

Fellows agreed to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the leasehold interests of  a 25% working interest held by Dolar in the Pinedale project in Wyoming for $100,000 in cash payable to Dolar at closing, and $87,500 worth of stock to Mark Dolar at closing in the event Newco is used in the financing; otherwise the entire $187,500 shall be paid to Dolar in cash at closing.   The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as hereinafter contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows. Upon closing, Dolar will deliver assignments with respect to a 25% working interest in an 81.0% net revenue interest in the leases owned of record, with royalty rates of 15.0% or less.  Leases with royalty rates exceeding 15.0% NRI will be delivered at 80.0% net revenue interest.

Upon completion of the acquisition of the interests of Dolar in the Pinedale Project, Newco shall make a drilling commitment of $5,250,000 (being 25% on a four well program) in 2008. Failure to meet the drilling commitment is governed by the provisions of Paragraph 4 below.

1(c).    Earn-In and Acquisition Agreement Relating to the Wilkens Ridge Waterflood Project

Fellows agreed to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the interests owned by Cochrane in the proposed Wilkens Ridge Waterflood Unit Project.  The exact interest owned will be determined on the basis of participation in the unit when formed, but it is believed Cochrane will own at least 35% in the Unit, and will be the Operator.  Increased interest in the development project may be available should current owners decline participation in the Unit.

Cochrane will also convey interests from various operated and non-operated wells in the Uinta Basin of eastern Utah and North Dakota;  along with equipment and other assets related thereto, for a total cash consideration of $510,000 to Cochrane/Dolar. The leases will be assigned at an eighty percent (80%) net revenue interest. The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as hereinafter contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows.  At the option of Cochrane, up to 50.0% of the purchase price may be taken in stock of Newco (in the event Newco is involved in the transaction).

Upon completion of the acquisition of the interests of Cochrane, Fellows or Newco will commit to fund Cochrane’s portion of drilling and waterflood conversion budgets that are anticipated to be established for the second half of 2008, including $1,400,000, being based on 35% of the total anticipated budget for the Wilkens Ridge Waterflood Unit in the first half of 2008.  In the event Cochrane ends up owning more than the projected 35% interests, contributions for the 2008 drill program will be increased accordingly.   Failure to meet such funding shall be governed by the provisions of Paragraph 4 below.

2.   Fellows/Newco Management

Fellows and Dolar will merge management resources to operate the Newco.  Mark S. Dolar will join Fellows as President/COO and as a Director, and will oversee business development and acquisitions and will receive an incentive stock package, salary and benefits on an industry standard basis once the Company (whether through Newco, joint venture or otherwise) achieves the closings contemplated.   The incentive package will be based on the value of the assets brought to the Company in relation to the value of the assets currently owned by the Company.  Prior to such closings, Dolar will accrue for his time spent on the basis of the consulting rates he currently charges to his clients, and such accrued amount shall be paid from the financings associated with the closings.

Ken Allen of Cochrane Resources, Inc. will join Fellows as Field Operations Manager and as a Director.  He will oversee field operations for the development of all assets.  Allen will receive an incentive package similar to that of Dolar, and will also accrue his consulting charges pending the closings.

S. Robert Bereskin, G. Gregory Francis and John D. Adamson will be asked to join the Company to serve as Exploration Geologists.  The individuals will receive an incentive package similar to that of Dolar, and will also accrue their consulting charges pending the closings.

In the event the closings do not occur as contemplated herein, all of the then current management and directors of Fellows shall determine the manner to proceed with Fellows and the projects in accordance with good industry and market practice.

3.  Fellows Interests:

The Fellows owned Gordon Creek, Weston and Anadarko Basin projects will also be contributed to the Newco for a transfer of stock in the Newco.   All projects owned by Fellows are currently under farmout consideration to third parties.

4.  Drilling Expenditures

It is anticipated that Fellows/Newco will raise at least $3.85 million dollars to fund the the Dolar/Cochrane assets as defined in Paragraphs 1-3 above, in addition to commissions, financial, legal, operational and managerial expenditures of Newco, as well as the acquisitions of the projects as described above by February 28, 2008.  In the event such funding occurs, the closing of such acquisitions shall take place and the commitments to fund the drilling budgets and commitments shall also remain in force; provided, however, that in the event funding of any amount of drilling does not occur as set forth in Paragraphs 1 through 3 above, Fellows/Newco shall provide the compensation to Dolar as follows:

a. Divide                                           $100,000 cash                                           $275,000 stock

b. Pinedale                                       $100,000 cash                                           $500,000 stock

c. Wilkens Ridge                            $  50,000 cash                                            $225,000 stock

In the event of a merger with Newco occurs, and in the event Newco does not complete the drilling expenditures called for in the above agreement in the time frames provided herein in paragraphs 1 through 3 of this agreement, stock values shall be determined by the market price on June 30, 2008,  In the event Management of Newco determines the funds set forth for projects defined in paragraphs 1 through 3 are better spent elsewhere, and makes financial contributions of equal or greater value to said defined projects, the payment of compensation for the Unmet Drilling Expenditures shall not be required.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.4	Agreement for the Acquisition of the Divide, Pinedale, and Wilkens Ridge Projects and also business combination and management dated October 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Fellows Energy Ltd.

Date: November 16, 2007                                                                               By:  /s/ GEORGE S. YOUNG
                                                           George S. Young
                                                                                                                           Chief Executive Officer